News Release

www.nortel.com

FOR IMMEDIATE RELEASE		April 26, 2005

For more information:

Media:		Investors:
Jay Barta	Ann Fuller	(888) 901-7286
(972) 685-2381	(613) 768-1208	(905) 863-6049
jbarta@nortel.com	afuller@nortel.com	investor@nortel.com

Nortel to Acquire PEC Solutions, Inc. for US$448 Million
to Accelerate U.S. Federal Business

Creates U.S. Entity to Address National Security, Civil Government, Intelligence
and Next Generation Law Enforcement Opportunities

WASHINGTON — Nortel* [NYSE/TSE: NT] announced a definitive agreement that Nortel’s U.S. subsidiary, Nortel Networks Inc. (NNI), will acquire Virginia-based PEC Solutions, Inc.* [NASDAQ: PECS], a leading government IT services firm, and create U.S.-based Nortel PEC Solutions to provide mission-critical solutions for U.S. federal, state and local government customers. NNI will acquire PEC for an estimated US$448 million (net of cash acquired) through a cash tender offer for all of the outstanding shares of PEC at US$15.50 per share. Nortel expects the acquisition to be earnings per share (EPS) neutral in 2005 and accretive thereafter.

“Nortel is playing to win, and the acquisition of PEC is another example of Nortel’s unwavering commitment to strategic business initiatives in the government, services and security arenas,” said Bill Owens, vice chairman and chief executive officer, Nortel. “This acquisition will aggressively position Nortel in the U.S. federal government IT market. This market is characterized by consistent and steady growth and presents a significant opportunity for Nortel, based on expected demand for our specific technology and services capabilities in this market.”

PEC, founded in 1985 and based in Fairfax, Virginia, works with homeland security, law enforcement, intelligence, defense and civilian agencies across the entire scope of the U.S. federal government to solve the United States’ most formidable technology challenges.

The acquisition of PEC is expected to provide the ‘accelerator’ for Nortel to compete more fully and completely in the government market. Nortel PEC Solutions will combine PEC’s high-end professional services and Nortel’s technology solutions to bring greater value — including a strong combined security offering — to existing partners, new partners, and customers in the U.S. government market.

“We expect growing demand in the government market for our portfolio of converged network solutions — Nortel’s core competencies,” said Chuck Saffell, president, Federal Network Solutions, Nortel. “Linked with PEC’s strong and proven track record of over 20 years of delivering differentiating solutions and strong program management, Nortel PEC Solutions will be a winning combination for the U.S. government customers we serve.”

With approximately 1,700 employees, PEC has 30 program offices in the U.S. in nine states and the District of Columbia. PEC’s customer base includes: the U.S. Secret Service, U.S. Coast Guard, Office of the Chief Information Officer for Homeland Security, the Transportation Security Administration (TSA), Immigration and Customs Enforcement, the Department of Justice, Federal Bureau of Investigation, the U.S. Marshall Service, the Department of Defense, the U.S. Postal Service, and the Department of Veteran Affairs.

“This acquisition is the realization of a vision we had for PEC when we started the company 20 years ago,” said David C. Karlgaard, Ph.D., chief executive officer, PEC. “This move will equip our portfolio of capabilities with complementary world-class technology and global service delivery reach while preserving the best of the PEC experience for our customers. Going forward, the Nortel PEC Solutions brand will continue to be known for the values that differentiate our business: intense client-focus and superior performance.”

Upon completion of the transaction, expected in June 2005, PEC will be aligned with Nortel Federal Network Solutions to create Nortel PEC Solutions. Saffell will continue to lead Nortel’s federal business. Nortel PEC Solutions will continue to be headquartered in Fairfax, Virginia. PEC Chief Executive Officer David C. Karlgaard, Ph.D., PEC President Paul G. Rice, and PEC Chief Operating Officer Alan H. Harbitter, Ph.D. all will remain on the senior executive leadership team.

Terms and Conditions

The merger agreement provides for Nortel to acquire PEC in a two-step transaction in which a cash tender offer will be made for all outstanding shares of PEC common stock at a price of US$15.50 per share, representing a premium of approximately 28 percent for PEC’s stockholders based on the 30-day trailing average share price of PEC on the NASDAQ National Market for the period ending on April 25, 2005. The tender offer will be followed by a merger in which the holders of the remaining outstanding shares of PEC common stock will also receive US$15.50 per share in cash, without interest. Consummation of the transaction is subject to certain conditions, including the tender of a specified number of the shares of PEC, receipt of regulatory approvals, and other customary conditions. Certain of PEC stockholders, who collectively beneficially own approximately 53 percent of the fully diluted shares outstanding of PEC, have entered into certain agreements in connection with the merger agreement, including commitments to tender shares in the offer. In addition, these stockholders granted Nortel an option exercisable under certain circumstances to purchase a number of their shares representing 35 percent of the outstanding shares of PEC. The tender offer is expected to close in late May, unless extended. The agreement has been unanimously approved by the boards of directors of Nortel and PEC. BB&T Capital Markets | Windsor Group acted as financial advisor to Nortel for this transaction and JP Morgan represented PEC.

Notice to Investors

The tender offer for the outstanding shares of PEC has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of PEC. At the time the offer is commenced, NNI will file a tender offer statement with the United States Securities and Exchange Commission, and PEC will file a solicitation and recommendation statement with respect to the offer. When they become available, PEC security holders should read the tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation and recommendation statement carefully because they will contain important information with respect to the tender offer. Those materials will be made available to PEC security holders by Nortel and PEC at no expense to them. In addition, all of those materials (and all other offer documents filed with the Securities and Exchange Commission) will be available at no charge on the Securities and Exchange Commission’s Website at www.sec.gov.

Conference Call and Audio Webcast

A conference call for media will be held today, April 26, 2005 at 9 a.m. Eastern to discuss the transaction. To participate on the call, please dial 1-800-443-6290 (North America) or 1-415-537-1822 (International). To join via the webcast, visit www.nortel.com/pressconf042605. A replay of the conference call will be available later in the day at www.nortel.com/pressconf042605.

About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events described in these statements may differ materially from actual results or events. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “foresee”, “plan”, “guidance” and similar expressions and variations thereof, identify certain of such forward-looking statements. These forward-looking statements represent the intentions, plans, expectations, and beliefs of Nortel or other identified persons, and are subject to risks, uncertainties, and other factors, many of which are beyond the control of Nortel. In particular, statements relating to the tender offer, the expected date of closing of the tender offer and the merger, management, potential benefits of the transaction, and expected integration, growth and improved customer service benefits are forward-looking statements. Important factors that could cause Nortel’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements include among others: the timing, and probability of completion of the acquisition of PEC, uncertainties as to the timing of the tender offer, the satisfaction of closing conditions, including the receipt of regulatory approvals, whether certain industry segments will grow as anticipated, the competitive environment among providers of IT solutions, the level of government IT expenditures, and difficulties encountered in integrating companies and technologies, Nortel’s ability to realize the anticipated cost savings, revenue enhancements, operating efficiencies and other benefits from the acquisition of PEC.

In addition, these results or events may be affected by the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and Nortel Networks Limited’s (“NNL”) failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to their respective public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization and consolidation in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any information contained in this press release, including any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel. PEC is a trademark of PEC.

Use of the terms “partner” and “partnership” does not imply a legal partnership between Nortel and any other party.